UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) JUNE 2, 1998

                       TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                           0-29296                  52-2030324
(State or other juris-               (Commission              (IRS Employer
diction of incorporation)            File Number)            Identification No.)

           220 CONGRESS PARK DRIVE, DELRAY BEACH, FLORIDA    33445
            (Address of principal executive offices)       (Zip Code)



         Registrant's telephone number, including area code 561-266-0860


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

LEXINGTON SERVICES ASSOCIATES, LTD.

On June 2, 1998, Travel Services International, Inc. (the "Company") completed the acquisition of all of the partnership interests of Lexington Services Associates, Ltd. ("Lexington"), a Texas limited partnership (the "Partnership"), pursuant to a Purchase Agreement dated as of June 1, 1998 (such acquisition being referred to as the "Lexington Acquisition"). Lexington is an electronic hotel reservation services company providing electronic reservation capabilities to over 2,100 independent and chain hotels in 48 countries, including the United States, Canada, Australia and various European countries. Lexington provides its hotel customers a conduit for electronic bookings by travel agents through all of the major computerized reservations systems, including Sabre, Amadeus and Worldspan. In addition, outsourced voice reservation services are provided to certain customers. Lexington operates in Irving, Texas. The Lexington Acquisition represents the Company's first acquisition in the lodging market, and offers cross selling opportunities with the other operations of the Company.

The aggregate consideration for the acquisition is $30.0 million, consisting of $20.0 million in cash and 285,714 shares of common stock of the Company, plus contingent consideration based upon future earnings. The contingent consideration will be an amount equal to the excess, if any, of 7.0 times the Partnership's earnings, as defined in the Purchase Agreement, for the twelve months following the acquisition, up to a maximum of $7.5 million. The contingent consideration is payable in cash and common stock. Of the $20.0 million in cash, $10.0 million was funded with advances on the Company's revolving credit facility with NationsBank, N.A., and $10.0 million was funded with the Company's operating capital. The acquisition will be accounted for using the purchase method of accounting.

Prior to the Lexington Acquisition, the partnership interests of Lexington were owned by Lexington Services Corporation, a Texas corporation, as general partner, and various trusts for the benefit of members of the Wilkins family, as limited partners. Following the Lexington Acquisition, Zolon A. Wilkins, Jr. and Zolon Wilkins, III, will be executive officers of the Partnership. There are no other material relationships known to the Company between the sellers of the Partnership interests and the Company or its affiliates, directors or officers, or associates of such directors or officers.

The assets of Lexington include hotel customer contracts, customer lists, accounts receivable, personal property, computer systems, toll-free telephone numbers and certain intangibles. The Partnership expects to continue to utilize these assets in a manner consistent with that of their historical usage.

The foregoing descriptions are qualified in all respects by reference to the full text of the acquisition agreement which is included as an exhibit to this report.

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ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Audited Balance Sheet as of December 31, 1997, and Related Statements of Income, Partners' Capital, and Cash Flows for the Year then Ended for Lexington Services Associates, Ltd.

(b)  Pro Forma Financial information

     Unaudited Pro Forma Condensed Combined Financial Statements and Notes.

(c)  Exhibits

     Purchase Agreement, dated as of June 1, 1998, among Travel Services International, Inc., Lexington Services Associates, Ltd., and the partners named therein.

     Consent of Ernst & Young, LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            TRAVEL SERVICES INTERNATIONAL, INC.
                                        (Registrant)

Date: June 17, 1998


                            /S/ JILL M. VALES
                            ----------------------------------------------------
                            Jill M. Vales
                            Senior Vice President and Chief Financial Officer (as both a duly authorized officer of the registrant and the principal financial officer or chief accounting officer of the registrant)

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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

1 Audited Balance Sheet as of December 31, 1997, and Related Statements of Income, Partners' Capital, and Cash Flows for the Year then Ended for Lexington Services Associates, Ltd.

2                          Unaudited Pro Forma Condensed Combined Financial
                           Statements and Notes

3 Purchase Agreement, dated as of June 1, 1998, among Travel Services International, Inc., Lexington Services Associates, Ltd. and the partners named therein.

23                         Consent of Ernst & Young, LLP.